Exhibit 99

For Immediate Release

Contact:
Lewis Foulke, SVP, Chief Financial Officer
Carol Jones, VP, Marketing Officer
First Washington FinancialCorp
(609) 426-1000

      First Washington FinancialCorp Reports Record First Quarter Earnings

(Windsor, NJ, April 26, 2004) -- First Washington FinancialCorp (NASDAQ:
"FWFC"), holding company for First Washington State Bank, reported first quarter results. For the three months ending March 31, 2004, net income was $1.39 million, an increase of $139 thousand, or 11.15% over the same period in 2003. Earnings per basic and diluted share were $0.33 and $0.30, respectively, increases of 13.79% and 3.45% respectively, when compared to the $0.29 per basic and per diluted share reported for the first quarter of 2003. Per share figures have been restated for the 5% stock dividend paid in the fourth quarter of 2003 and the 5 for 4 stock split in March 2004.

Total assets at March 31, 2004 increased to $482.61 million, an increase of 21.29%, or $84.71 million over total assets at March 31, 2003.

Net loans grew 7.37% to $208.75 million from $194.43 million. Deposits increased 18.23% from $338.63 million to $400.35 million. Total shareholders equity increased from $31.08 million to $36.39 million, an increase of $5.31 million, or 17.09% percent.

President & CEO, C. Herbert Schneider stated, "We are pleased with the earnings for the first quarter of 2004." Mr. Schneider noted that included within the Company's asset growth was a short term deposit made during the last days of the quarter in the amount of $15.05 million. Net of this deposit, total assets grew $69.66 million or 17.51%.

Abraham S. Opatut, Chairman of the Board stated, "We are looking forward to offering our customers the convenience of another branch office with extended hours and 7 day a week banking. Our 5th full service in-store branch will be located in the ShopRite Supermarket at Mercer Mall in Lawrenceville, New Jersey. The opening is scheduled for April 28th of this year."

First Washington FinancialCorp is the holding company for First Washington State Bank. In addition, First Washington FinancialCorp, through the Bank, is a joint venture partner in Windsor Title Agency, LP, a general title agency located in Lakewood, New Jersey. First Washington State Bank maintains headquarters in Windsor, New Jersey. First Washington State Bank currently has 15 branch offices located in Mercer, Monmouth and Ocean Counties and is celebrating its 15th Anniversary. For more information on First Washington FinancialCorp call (800) 992-FWSB or visit the First Washington State Bank's web site at www.FWSB.com.

                                      ####

                        FIRST WASHINGTON FINANCIALCORP
                         Consolidated Balance Sheets

                                                                                               March 31,         March 31,
                                                                                                 2004              2003
                                                                                             ------------      ------------
ASSETS
  Cash and due from banks                                                                    $ 16,310,003      $ 15,532,094
  Federal funds sold                                                                           21,900,000        12,660,000
                                                                                             ------------      ------------
    Total cash and cash equivalents                                                            38,210,003        28,192,094
  Investment securities available-for-sale                                                    132,831,290        91,642,969
  Mortgage-backed securities available-for-sale                                                89,911,590        74,411,970
  Loans, net                                                                                  208,754,701       194,430,816
  Premises and equipment, net                                                                   9,018,329         5,656,307
  Accrued interest receivable                                                                   2,206,775         2,005,840
  Other assets                                                                                  1,679,785         1,564,052
                                                                                             ------------      ------------
                      Total assets                                                           $482,612,473      $397,904,048
                                                                                             ============      ============
LIABILITIES
  Deposits
     Non-interest bearing - demand                                                           $ 67,153,647      $ 55,321,650
     Interest bearing - demand                                                                 48,871,498        43,497,886
     Savings and money market                                                                  63,992,217        57,374,100
     Certificates of deposit, under $100,000                                                  208,393,777       156,214,488
     Certificates of deposit, $100,000 and over                                                11,935,380        26,219,508
                                                                                             ------------      ------------
                      Total deposits                                                          400,346,519       338,627,632
  Securities sold under agreements to repurchase                                               30,651,035        17,554,084
  FHLB advances                                                                                13,000,000         8,500,000
  Accrued interest payable                                                                        305,064           328,875
  Other liabilities                                                                             1,921,693         1,816,463
                                                                                             ------------      ------------
                      Total other liabilities                                                  45,877,792        28,199,422
                      Total liabilities                                                       446,224,311       366,827,054
                                                                                             ------------      ------------
SHAREHOLDERS' EQUITY
  Common stock - authorized, 10,000,000 shares of no par value; 4,238,888 and 4,227,236
     issued and outstanding at March 31, 2004 and March 31, 2003, respectively                 29,533,220        25,572,063
  Retained earnings                                                                             4,405,791         3,337,311
  Accumulated other comprehensive income                                                        2,449,151         2,167,620
                                                                                             ------------      ------------

                      Total shareholders' equity                                               36,388,162        31,076,994
                                                                                             ------------      ------------

                      Total liabilities and shareholders' equity                             $482,612,473      $397,904,048
                                                                                             ============      ============

                         FIRST WASHINGTON FINANCIALCORP
                        Consolidated Statements of Income
                                   (unaudited)

                                                                        For the three months ended
                                                                                 March 31,
                                                                         2004                2003
                                                                      ----------         ----------
INTEREST INCOME
  Loans, including fees                                               $3,459,781         $3,436,338
  Investment and mortgage-backed securities
     Taxable securities                                                1,130,373          1,034,741
     Tax exempt securities                                               650,845            501,803
  Federal funds sold                                                      23,881             57,652
                                                                      ----------         ----------

                      Total interest income                            5,264,880          5,030,534
                                                                      ----------         ----------
INTEREST EXPENSE
  Deposits                                                             1,383,117          1,478,344
  Borrowed funds                                                          99,175             95,840
                                                                      ----------         ----------
     Total interest expense                                            1,482,292          1,574,184
                                                                      ----------         ----------
                      Net interest income                              3,782,588          3,456,350

PROVISION FOR LOAN LOSSES                                                     --            120,000
                                                                      ----------         ----------

                      Net interest income after provision for losses   3,782,588          3,336,350
                                                                      ----------         ----------
NON-INTEREST INCOME
  Service fees on deposit accounts                                       281,110            366,005
  Other service charges and fees                                          30,342             34,088
  Net gains on sale of investment and mortgage-backed
     securities                                                          291,016            215,360
  Fee income on sales of mortgages                                        49,943            246,967
  Other                                                                   50,704             45,527
                                                                      ----------         ----------
                      Total non-interest income                          703,115            907,947
                                                                      ----------         ----------
NON-INTEREST EXPENSE
  Salaries                                                             1,321,700          1,199,821
  Employee benefits                                                      252,387            267,316
  Occupancy expense                                                      344,083            304,131
  Other                                                                  791,170            822,623
                                                                      ----------         ----------

                      Total non-interest expense                       2,709,340          2,593,891
                                                                      ----------         ----------

                      Income before income tax expense                 1,776,363          1,650,406

INCOME TAX EXPENSE                                                       391,000            404,000
                                                                      ----------         ----------

                      NET INCOME                                      $1,385,363         $1,246,406
                                                                      ==========         ==========
PER SHARE DATA
  NET INCOME - BASIC                                                  $     0.33         $     0.29
                                                                      ==========         ==========
  NET INCOME - DILUTED                                                $     0.30         $     0.29
                                                                      ==========         ==========